Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Richard F. Dauch, President and Chief Executive Officer of Accuride Corporation, certify that to my knowledge, (i) the annual report on Form 10-K for the period ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the annual report on Form 10-K for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ RICHARD F. DAUCH	Dated: February 29, 2016
Richard F. Dauch
President and Chief Executive Officer